Exhibit 99

FPL Group, Inc. Corporate Communications Dept. Media Line: (305) 552-3888 July 31, 2008 FOR IMMEDIATE RELEASE

NOTE TO EDITORS: This news release reflects the earnings report of FPL Group, Inc. Reference to the corporation and its earnings or financial results should be to "FPL Group" and not abbreviated using the name "FPL" as the latter is the name/acronym of the corporation's electric utility subsidiary.

FPL Group delivers strong second-quarter performance

  FPL Energy delivers very good quarter on strength of existing and new assets
  Florida Power & Light Company has solid results despite economic weakness
  FPL Group reaffirms earnings expectations for 2008, 2009

JUNO BEACH, Fla. - FPL Group, Inc. (NYSE: FPL) today reported 2008 second quarter net income on a GAAP basis of $209 million, or $0.52 per share, compared with $405 million, or $1.01 per share, in the second quarter of 2007. FPL Group's net income for the second quarter of 2008 included a net unrealized after-tax loss of $157 million associated with the mark-to-market effect of non-qualifying hedges and a $9 million after-tax loss related to other than temporary impairments on investments, or OTTI. The results for last year's second quarter included a net unrealized after-tax gain of $58 million primarily associated with the mark-to-market effect of non-qualifying hedges and a $1 million after tax loss related to OTTI.

Excluding the mark-to-market effect of non-qualifying hedges and OTTI, FPL Group's adjusted earnings were $375 million, or $0.93 per share, for the second quarter of 2008, compared with $348 million, or $0.86 per share, in the second quarter of 2007. The difference between 2008 second quarter adjusted results and GAAP results is primarily the losses on a GAAP basis from marking to market non-qualifying hedges. The negative mark in the second quarter is the result of higher forward prices for natural gas and power during the quarter.

FPL Group's management uses adjusted earnings internally for financial planning, for analysis of performance, for reporting of results to the Board of Directors and as inputs in determining whether certain performance targets are met for performance-based compensation under the company's employee incentive compensation plan. FPL Group also uses earnings expressed in this fashion when communicating its earnings outlook to analysts and investors. FPL Group management believes that adjusted earnings provide a more meaningful representation of FPL Group's fundamental earnings power.

"FPL Group performed very well in the second quarter of 2008. Adjusted earnings per share increased about 8 percent year over year. Florida Power & Light Company produced solid results despite very challenging marketplace conditions, and FPL Energy had another outstanding quarter. Together, these businesses perform in a very complementary fashion. We have a great utility franchise favored by great long-term demographic trends, and FPL Energy is well positioned for a world increasingly focused on the urgent need to address climate change," said Lew Hay, chairman and chief executive officer of FPL Group.

Florida Power & Light Company

FPL Group's regulated utility subsidiary, Florida Power & Light Company, reported second quarter net income of $217 million, or $0.54 per share, compared with $211 million, or $0.53 per share, for the prior-year quarter.

Retail sales of electricity increased 3.2 percent during the second quarter, largely due to weather. Year-over-year growth in customer accounts slowed, but remained positive at 21,000, or about 0.5 percent.

For the 2008 second quarter, FPL's operations and maintenance (O&M) expense was $379 million, an increase of $13 million from the prior-year figures. The primary drivers of the increase for the quarter were fossil generation owing to the timing of outage work and structural maintenance, and transmission and distribution. For the full year, FPL expects to experience cost pressures in nuclear, fossil generation (primarily due to the full-year impact of Turkey Point Unit 5), and bad debt expense.

During the quarter, Florida Gov. Charlie Crist signed energy legislation that focuses on reducing carbon dioxide emissions and promoting renewable energy sources. Although FPL has one of the cleanest emissions profiles in the nation, the company continues its emphasis on developing a cleaner, more efficient generation fleet. In April, the company petitioned the Florida Public Service Commission for approval to build a third combined-cycle natural gas-fired power plant at the West County Energy Center. West County Unit 3 will be identical to Units 1 and 2, which are now under construction and scheduled to be completed in 2009. If approved, Unit 3 would be in operation by 2011. It is anticipated that all three units will provide customers with net savings, driven by the greater fuel efficiency of these plants.

At the end of April, FPL announced plans to modernize its Riviera and Cape Canaveral facilities. This effort will replace 1,357 megawatts of older, inefficient generation with more than 2,400 megawatts of new, highly efficient combined-cycle plants, which are also expected to provide net benefits to customers. The PSC is expected to rule on the third West County unit and the plant modernizations together in August.

In July, the PSC approved cost recovery for FPL's proposed 110 megawatts of solar generation to be placed into service at three locations throughout the state by year end 2010. This initiative includes what will be the nation's largest solar photovoltaic array and the nation's first hybrid energy center combining solar thermal energy with a combined-cycle natural gas unit.

FPL Energy

FPL Energy, the competitive energy subsidiary of FPL Group, reported second quarter net income on a GAAP basis of $3 million, or $0.01 per share, compared to $203 million, or $0.51 per share, in the prior-year quarter. FPL Energy's net income for the second quarter of 2008 included a net unrealized after-tax loss of $157 million associated with the mark-to-market effect of non-qualifying hedges, and a $9 million loss associated with OTTI. The results for last year's second quarter included a net unrealized after-tax gain of $58 million associated with the mark-to-market effect of non-qualifying hedges, and $1 million loss for OTTI.

Excluding the mark-to-market effect of non-qualifying hedges and OTTI, adjusted net income for FPL Energy in the second quarter of 2008 was $169 million, or $0.42 per share, compared to $146 million, or $0.36 per share, in 2007.

FPL Energy's growth in adjusted earnings in the second quarter was driven principally by the addition of new projects, including new wind projects and the Point Beach nuclear facility acquired in 2007, as well as by the strength of existing asset operations.

FPL Energy's hedged gross margin positions for 2008 and 2009 remain essentially unchanged from the previous quarter. Commodity price fluctuations for 2008 will have little impact on FPL Energy's gross margins for the year. Nearly 87 percent of FPL Energy's expected gross margin for existing assets for 2009 is protected against price movements. This approximation does not include other factors such as power or fuel basis; weather, including wind, hydro and solar availability; and operational performance.

FPL Energy's industry-leading wind program continues to make excellent progress. Thus far in 2008, the company has added nearly 400 megawatts of new wind projects. For fiscal 2008, FPL Energy expects to add 1,200 to 1,300 megawatts of wind capacity.

Corporate and Other

The loss in Corporate and Other increased $2 million to $11 million for the second quarter of 2008 compared to the second quarter of 2007.

Outlook

FPL Group is reaffirming its 2008 and 2009 adjusted earnings per share expectations as well as its goal of at least 10 percent annual earnings growth through 2012 using our 2006 adjusted earnings per share as the base. For 2008, the company continues to see a reasonable range of $3.83 to $3.93 of adjusted earnings per share given normal weather and no further material decline in the Florida economy. For 2009, the company continues to see adjusted earnings per share of $4.15 to $4.35 as a reasonable range.

As always, FPL Group's earnings expectations assume normal weather and operating conditions and exclude the effect of adopting new accounting standards, if any, and the mark-to-market effect of non-qualifying hedges, and OTTI, none of which can be determined at this time.

As previously announced, FPL Group's second quarter earnings conference call is scheduled for 9 a.m. ET on Thursday, July 31, 2008. The webcast is available on FPL Group's website by accessing the following link, http://www.FPLGroup.com/investor/contents/investor_index.shtml. The slides accompanying the presentation may be downloaded at www.FPLGroup.com beginning at 7:30 a.m. ET today. For those unable to listen to the live webcast, a replay will be available for 30 days by accessing the same link as listed above.

Cautionary Statements And Risk Factors That May Affect Future Results

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Reform Act), FPL Group, Inc. (FPL Group) and Florida Power & Light Company (FPL) are hereby providing cautionary statements identifying important factors that could cause FPL Group's or FPL's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform Act) made by or on behalf of FPL Group and FPL in this press release, on their respective websites, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, future events or performance, climate change strategy or growth strategies (often, but not always, through the use of words or phrases such as will likely result, are expected to, will continue, is anticipated, aim, believe, could, estimated, may, plan, potential, projection, target, outlook, predict, intend) are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could cause FPL Group's or FPL's actual results to differ materially from those contained in forward-looking statements made by or on behalf of FPL Group and FPL.

Any forward-looking statement speaks only as of the date on which such statement is made, and FPL Group and FPL undertake no obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

The following are some important factors that could have a significant impact on FPL Group's and FPL's operations and financial results, and could cause FPL Group's and FPL's actual results or outcomes to differ materially from those discussed in the forward-looking statements:

FPL Group and FPL are subject to complex laws and regulations and to changes in laws and regulations as well as changing governmental policies and regulatory actions, including, but not limited to, initiatives regarding deregulation and restructuring of the energy industry and environmental matters, including, but not limited to, matters related to the effects of climate change.  FPL holds franchise agreements with local municipalities and counties, and must renegotiate expiring agreements.  These factors may have a negative impact on the business and results of operations of FPL Group and FPL.

  FPL Group and FPL are subject to complex laws and regulations, and to changes in laws or regulations, including, but not limited to, the PURPA, the Holding Company Act, the Federal Power Act, the Atomic Energy Act of 1954, as amended, the 2005 Energy Act and certain sections of the Florida statutes relating to public utilities, changing governmental policies and regulatory actions, including, but not limited to, those of the FERC, the FPSC and the legislatures and utility commissions of other states in which FPL Group has operations, and the NRC, with respect to, among other things, allowed rates of return, industry and rate structure, operation of nuclear power facilities, construction and operation of plant facilities, construction and operation of transmission and distribution facilities, acquisition, disposal, depreciation and amortization of assets and facilities, recovery of fuel and purchased power costs, decommissioning costs, ROE and equity ratio limits, and present or prospective wholesale and retail competition (including, but not limited to, retail wheeling and transmission costs).  The FPSC has the authority to disallow recovery by FPL of any and all costs that it considers excessive or imprudently incurred.  The regulatory process generally restricts FPL's ability to grow earnings and does not provide any assurance as to achievement of earnings levels.

  FPL Group and FPL are subject to extensive federal, state and local environmental statutes, rules and regulations, as well as the effect of changes in or additions to applicable statutes, rules and regulations relating to air quality, water quality, climate change, waste management, marine and wildlife mortality, natural resources and health and safety that could, among other things, restrict or limit the output of certain facilities or the use of certain fuels required for the production of electricity and/or require additional pollution control equipment and otherwise increase costs.  There are significant capital, operating and other costs associated with compliance with these environmental statutes, rules and regulations, and those costs could be even more significant in the future.

  FPL Group and FPL operate in a changing market environment influenced by various legislative and regulatory initiatives regarding deregulation, regulation or restructuring of the energy industry, including, but not limited to, deregulation or restructuring of the production and sale of electricity, as well as increased focus on renewable energy sources.  FPL Group and its subsidiaries will need to adapt to these changes and may face increasing competitive pressure.

  FPL Group's and FPL's results of operations could be affected by FPL's ability to renegotiate franchise agreements with municipalities and counties in Florida.

The operation and maintenance of transmission, distribution and power generation facilities, including nuclear facilities, involve significant risks that could adversely affect the results of operations and financial condition of FPL Group and FPL.

  The operation and maintenance of transmission, distribution and power generation facilities involve many risks, including, but not limited to, start up risks, breakdown or failure of equipment, transmission and distribution lines or pipelines, the inability to properly manage or mitigate known equipment defects throughout FPL Group's and FPL's generation fleets and transmission and distribution systems unless and until such defects are remediated, use of new technology, the dependence on a specific fuel source, including the supply and transportation of fuel, or the impact of unusual or adverse weather conditions (including, but not limited to, natural disasters such as hurricanes and droughts), as well as the risk of performance below expected or contracted levels of output or efficiency.  This could result in lost revenues and/or increased expenses, including, but not limited to, the requirement to purchase power in the market at potentially higher prices to meet contractual obligations.  Insurance, warranties or performance guarantees may not cover any or all of the lost revenues or increased expenses, including, but not limited to, the cost of replacement power.  In addition to these risks, FPL Group's and FPL's nuclear units face certain risks that are unique to the nuclear industry including, but not limited to, the ability to store and/or dispose of spent nuclear fuel and the potential payment of significant retrospective insurance premiums, as well as additional regulatory actions up to and including shutdown of the units stemming from public safety concerns, whether at FPL Group's and FPL's plants, or at the plants of other nuclear operators.  Breakdown or failure of an operating facility of FPL Energy may prevent the facility from performing under applicable power sales agreements which, in certain situations, could result in termination of the agreement or incurring a liability for liquidated damages.

The construction of, and capital improvements to, power generation facilities, including nuclear facilities, involve substantial risks.  Should construction or capital improvement efforts be unsuccessful, the results of operations and financial condition of FPL Group and FPL could be adversely affected.

  FPL Group's and FPL's ability to successfully and timely complete their power generation facilities currently under construction, those projects yet to begin construction or capital improvements to existing facilities within established budgets is contingent upon many variables, including, but not limited to, transmission interconnection issues and escalating costs for materials, labor and environmental compliance, and subject to substantial risks.  Should any such efforts be unsuccessful, FPL Group and FPL could be subject to additional costs, termination payments under committed contracts, and/or the write-off of their investment in the project or improvement.

The use of derivative contracts by FPL Group and FPL in the normal course of business could result in financial losses that negatively impact the results of operations of FPL Group and FPL.

  FPL Group and FPL use derivative instruments, such as swaps, options and forwards to manage their commodity and financial market risks.  FPL Group provides full energy and capacity requirements services primarily to distribution utilities and engages in energy trading activities.  FPL Group could recognize financial losses as a result of volatility in the market values of these derivative instruments, or if a counterparty fails to perform.  In the absence of actively quoted market prices and pricing information from external sources, the valuation of these derivative instruments involves management's judgment or use of estimates.  As a result, changes in the underlying assumptions or use of alternative valuation methods could affect the reported fair value of these derivative instruments.  In addition, FPL's use of such instruments could be subject to prudency challenges and if found imprudent, cost recovery could be disallowed by the FPSC.

FPL Group's competitive energy business is subject to risks, many of which are beyond the control of FPL Group, that may reduce the revenues and adversely impact the results of operations and financial condition of FPL Group.

  There are other risks associated with FPL Group's competitive energy business.  In addition to risks discussed elsewhere, risk factors specifically affecting FPL Energy's success in competitive wholesale markets include, but are not limited to, the ability to efficiently develop and operate generating assets, the successful and timely completion of project restructuring activities, maintenance of the qualifying facility status of certain projects, the price and supply of fuel (including transportation), transmission constraints, competition from new sources of generation, excess generation capacity and demand for power.  There can be significant volatility in market prices for fuel and electricity, and there are other financial, counterparty and market risks that are beyond the control of FPL Energy.  FPL Energy's inability or failure to effectively hedge its assets or positions against changes in commodity prices, interest rates, counterparty credit risk or other risk measures could significantly impair FPL Group's future financial results.  In keeping with industry trends, a portion of FPL Energy's power generation facilities operate wholly or partially without long-term power purchase agreements.  As a result, power from these facilities is sold on the spot market or on a short-term contractual basis, which may affect the volatility of FPL Group's financial results.  In addition, FPL Energy's business depends upon transmission facilities owned and operated by others; if transmission is disrupted or capacity is inadequate or unavailable, FPL Energy's ability to sell and deliver its wholesale power may be limited.

FPL Group's ability to successfully identify, complete and integrate acquisitions is subject to significant risks, including, but not limited to, the effect of increased competition for acquisitions resulting from the consolidation of the power industry.

  FPL Group is likely to encounter significant competition for acquisition opportunities that may become available as a result of the consolidation of the power industry, in general, as well as the passage of the 2005 Energy Act.  In addition, FPL Group may be unable to identify attractive acquisition opportunities at favorable prices and to complete and integrate them successfully and in a timely manner.

Because FPL Group and FPL rely on access to capital markets, the inability to maintain current credit ratings and to access capital markets on favorable terms may limit the ability of FPL Group and FPL to grow their businesses and would likely increase interest costs.

  FPL Group and FPL rely on access to capital markets as a significant source of liquidity for capital requirements not satisfied by operating cash flows.  The inability of FPL Group, FPL Group Capital and FPL to maintain their current credit ratings, as well as significant volatility in the financial markets, could affect their ability to raise capital on favorable terms, which, in turn, could impact FPL Group's and FPL's ability to grow their businesses and would likely increase their interest costs.

Customer growth in FPL's service area affects FPL Group's and FPL's results of operations.

  FPL Group's and FPL's results of operations are affected by the growth in customer accounts in FPL's service area.  Customer growth can be affected by population growth as well as economic factors in Florida, including, but not limited, to job and income growth, housing starts and new home prices.  Customer growth directly influences the demand for electricity and the need for additional power generation and power delivery facilities at FPL.

Weather affects FPL Group's and FPL's results of operations.

  FPL Group's and FPL's results of operations are affected by changes in the weather.  Weather conditions directly influence the demand for electricity and natural gas, affect the price of energy commodities, and can affect the production of electricity at power generating facilities, including, but not limited to, wind, solar and hydro-powered facilities.  FPL Group's and FPL's results of operations can be affected by the impact of severe weather which can be destructive, causing outages and/or property damage, may affect fuel supply, and could require additional costs to be incurred.  At FPL, recovery of these costs is subject to FPSC approval.

FPL Group and FPL are subject to costs and other effects of legal proceedings as well as changes in or additions to applicable tax laws, rates or policies, rates of inflation, accounting standards, securities laws and corporate governance requirements.

  FPL Group and FPL are subject to costs and other effects of legal and administrative proceedings, settlements, investigations and claims, as well as the effect of new, or changes in, tax laws, rates or policies, rates of inflation, accounting standards, securities laws and corporate governance requirements.

Threats of terrorism and catastrophic events that could result from terrorism, cyber attacks, or individuals and/or groups attempting to disrupt FPL Group's and FPL's business may impact the operations of FPL Group and FPL in unpredictable ways.

  FPL Group and FPL are subject to direct and indirect effects of terrorist threats and activities, as well as cyber attacks and disruptive activities of individuals and/or groups.  Infrastructure facilities and systems, including, but not limited to, generation, transmission and distribution facilities, physical assets and information systems, in general, have been identified as potential targets.  The effects of these threats and activities include, but are not limited to, the inability to generate, purchase or transmit power, the delay in development and construction of new generating facilities, the risk of a significant slowdown in growth or a decline in the U.S. economy, delay in economic recovery in the U.S., and the increased cost and adequacy of security and insurance.

The ability of FPL Group and FPL to obtain insurance and the terms of any available insurance coverage could be affected by national, state or local events and company-specific events.

  FPL Group's and FPL's ability to obtain insurance, and the cost of and coverage provided by such insurance, could be affected by national, state or local events as well as company-specific events.

FPL Group and FPL are subject to employee workforce factors that could affect the businesses and financial condition of FPL Group and FPL.

  FPL Group and FPL are subject to employee workforce factors, including, but not limited to, loss or retirement of key executives, availability of qualified personnel, inflationary pressures on payroll and benefits costs, collective bargaining agreements with union employees and work stoppage that could affect the businesses and financial condition of FPL Group and FPL.

The risks described herein are not the only risks facing FPL Group and FPL.  Additional risks and uncertainties not currently known to FPL Group or FPL, or that are currently deemed to be immaterial, also may materially adversely affect FPL Group's or FPL's business, financial condition and/or future operating results.

FPL Group, Inc. Condensed Consolidated Statements of Income (millions, except per share amounts) (unaudited)
Three Months Ended June 30, 2008	Florida Power & Light	FPL Energy	Corporate & Other	FPL Group, Inc.

Operating Revenues	$ 2,871	$ 663	$ 51	$ 3,585

Operating Expenses
Fuel, purchased power and interchange	1,598	339	27	1,964
Other operations and maintenance	379	252	20	651
Storm cost amortization	15	-	-	15
Depreciation and amortization	199	141	4	344
Taxes other than income taxes	264	33	1	298

Total operating expenses	2,455	765	52	3,272

Operating Income (Loss)	416	(102)	(1)	313

Other Income (Deductions)
Interest expense	(83)	(73)	(39)	(195)
Equity in earnings of equity method investees	-	26	-	26
Gains (losses) on disposal of assets	-	3	-	3
Allowance for equity funds used during construction	8	-	-	8
Interest income	4	9	8	21
Other - net	(3)	(14)	1	(16)

Total other income (deductions) - net	(74)	(49)	(30)	(153)

Income (Loss) Before Income Taxes	342	(151)	(31)	160
Income Tax Expense (Benefit)	125	(154)	(20)	(49)

Net Income (Loss)	$ 217	$ 3	$ (11)	$ 209

Reconciliation of Net Income (Loss) to Adjusted Earnings (Loss):
Net Income (Loss)	$ 217	$ 3	$ (11)	$ 209
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated
with non-qualifying hedges	-	157	-	157
Other than temporary impairment losses - net	-	9	-	9

Adjusted Earnings (Loss)	$ 217	$ 169	$ (11)	$ 375

Earnings (Loss) Per Share (assuming dilution)	$ 0.54	$ 0.01	$ (0.03)	$ 0.52
Adjustments:
Net unrealized mark-to-market (gains) losses associated
with non-qualifying hedges	-	0.39	-	0.39
Other than temporary impairment losses - net	-	0.02	-	0.02

Adjusted Earnings (Loss) Per Share	$ 0.54	$ 0.42	$ (0.03)	$ 0.93

Weighted-average shares outstanding (assuming dilution)				403

FPL Energy's interest expense is based on a deemed capital structure of 50% debt for operating projects and 100% debt for projects under construction. For these purposes, the deferred credit associated with differential membership interests sold by an FPL Energy subsidiary in December 2007 is included with debt. Residual non-utility interest expense is included in Corporate & Other. Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

FPL Group, Inc. Condensed Consolidated Statements of Income (millions, except per share amounts) (unaudited)
Three Months Ended June 30, 2007	Florida Power & Light	FPL Energy	Corporate & Other	FPL Group, Inc.

Operating Revenues	$ 2,905	$ 983	$ 41	$ 3,929

Operating Expenses
Fuel, purchased power and interchange	1,698	390	18	2,106
Other operations and maintenance	366	178	17	561
Storm cost amortization	19	-	-	19
Depreciation and amortization	194	110	4	308
Taxes other than income taxes	245	25	1	271

Total operating expenses	2,522	703	40	3,265

Operating Income (Loss)	383	280	1	664

Other Income (Deductions)
Interest expense	(73)	(72)	(33)	(178)
Equity in earnings of equity method investees	-	22	-	22
Gains (losses) on disposal of assets	-	-	(1)	(1)
Allowance for equity funds used during construction	5	-	-	5
Interest income	4	10	9	23
Other - net	(3)	(2)	2	(3)

Total other income (deductions) - net	(67)	(42)	(23)	(132)

Income (Loss) Before Income Taxes	316	238	(22)	532
Income Tax Expense (Benefit)	105	35	(13)	127

Net Income (Loss)	$ 211	$ 203	$ (9)	$ 405

Reconciliation of Net Income (Loss) to Adjusted Earnings (Loss):
Net Income (Loss)	$ 211	$ 203	$ (9)	$ 405
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated
with non-qualifying hedges	-	(58)	-	(58)
Other than temporary impairment losses - net	-	1	-	1

Adjusted Earnings (Loss)	$ 211	$ 146	$ (9)	$ 348

Earnings (Loss) Per Share (assuming dilution)	$ 0.53	$ 0.51	$ (0.03)	$ 1.01
Adjustments:
Net unrealized mark-to-market (gains) losses associated
with non-qualifying hedges	-	(0.15)	-	(0.15)
Other than temporary impairment losses - net	-	-	-	-

Adjusted Earnings (Loss) Per Share	$ 0.53	$ 0.36	$ (0.03)	$ 0.86

Weighted-average shares outstanding (assuming dilution)				400

FPL Energy's interest expense is based on a deemed capital structure of 50% debt for operating projects and 100% debt for projects under construction. For these purposes, the deferred credit associated with differential membership interests sold by an FPL Energy subsidiary in December 2007 is included with debt. Residual non-utility interest expense is included in Corporate & Other. Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

FPL Group, Inc. Condensed Consolidated Statements of Income (millions, except per share amounts) (unaudited)
Six Months Ended June 30, 2008	Florida Power & Light	FPL Energy	Corporate & Other	FPL Group, Inc.

Operating Revenues	$ 5,406	$ 1,517	$ 97	$ 7,020

Operating Expenses
Fuel, purchased power and interchange	3,055	584	51	3,690
Other operations and maintenance	757	500	36	1,293
Storm cost amoritization	25	-	-	25
Depreciation and amortization	395	274	8	677
Taxes other than income taxes	514	65	(1)	578

Total operating expenses	4,746	1,423	94	6,263

Operating Income (Loss)	660	94	3	757

Other Income (Deductions)
Interest expense	(169)	(147)	(77)	(393)
Equity in earnings of equity method investees	-	40	-	40
Gains (losses) on disposal of assets	-	7	-	7
Allowance for equity funds used during construction	13	-	-	13
Interest income	8	19	9	36
Other - net	(6)	(14)	-	(20)

Total other income (deductions) - net	(154)	(95)	(68)	(317)

Income (Loss) Before Income Taxes	506	(1)	(65)	440
Income Tax Expense (Benefit)	181	(168)	(31)	(18)

Net Income (Loss)	$ 325	$ 167	$ (34)	$ 458

Reconciliation of Net Income (Loss) to Adjusted Earnings (Loss):
Net Income (Loss)	$ 325	$ 167	$ (34)	$ 458
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated
with non-qualifying hedges	-	209	-	209
Other than temporary impairment losses - net	-	12	-	12

Adjusted Earnings (Loss)	$ 325	$ 388	$ (34)	$ 679

Earnings (Loss) Per Share (assuming dilution)	$ 0.81	$ 0.42	$ (0.09)	$ 1.14
Adjustments:
Net unrealized mark-to-market (gains) losses associated
with non-qualifying hedges	-	0.52	-	0.52
Other than temporary impairment losses - net	-	0.03	-	0.03

Adjusted Earnings (Loss) Per Share	$ 0.81	$ 0.97	$ (0.09)	$ 1.69

Weighted-average shares outstanding (assuming dilution)				402

FPL Energy's interest expense is based on a deemed capital structure of 50% debt for operating projects and 100% debt for projects under construction. For these purposes, the deferred credit associated with differential membership interests sold by an FPL Energy subsidiary in December 2007 is included with debt. Residual non-utility interest expense is included in Corporate & Other. Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

FPL Group, Inc. Condensed Consolidated Statements of Income (millions, except per share amounts) (unaudited)
Six Months Ended June 30, 2007	Florida Power & Light	FPL Energy	Corporate & Other	FPL Group, Inc.

Operating Revenues	$ 5,353	$ 1,567	$ 84	$ 7,004

Operating Expenses
Fuel, purchased power and interchange	3,112	627	39	3,778
Other operations and maintenance	696	350	31	1,077
Storm cost amortization	42	-	-	42
Depreciation and amortization	382	214	8	604
Taxes other than income taxes	491	49	1	541

Total operating expenses	4,723	1,240	79	6,042

Operating Income (Loss)	630	327	5	962

Other Income (Deductions)
Interest expense	(141)	(145)	(72)	(358)
Equity in earnings of equity method investees	-	31	-	31
Gains (losses) on disposal of assets	-	1	(1)	-
Allowance for equity funds used during construction	13	-	-	13
Interest income	13	17	16	46
Other - net	(5)	(3)	2	(6)

Total other income (deductions) - net	(120)	(99)	(55)	(274)

Income (Loss) Before Income Taxes	510	228	(50)	688
Income Tax Expense (Benefit)	173	(20)	(20)	133

Net Income (Loss)	$ 337	$ 248	$ (30)	$ 555

Reconciliation of Net Income (Loss) to Adjusted Earnings (Loss):
Net Income (Loss)	$ 337	$ 248	$ (30)	$ 555
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated
with non-qualifying hedges	-	68	-	68
Other than temporary impairment losses - net	-	2	-	2

Adjusted Earnings (Loss)	$ 337	$ 318	$ (30)	$ 625

Earnings (Loss) Per Share (assuming dilution)	$ 0.84	$ 0.62	$ (0.07)	$ 1.39
Adjustments:
Net unrealized mark-to-market (gains) losses associated
with non-qualifying hedges	-	0.17	-	0.17
Other than temporary impairment losses - net	-	0.01	-	0.01

Adjusted Earnings (Loss) Per Share	$ 0.84	$ 0.80	$ (0.07)	$ 1.57

Weighted-average shares outstanding (assuming dilution)				400

FPL Energy's interest expense is based on a deemed capital structure of 50% debt for operating projects and 100% debt for projects under construction. For these purposes, the deferred credit associated with differential membership interests sold by an FPL Energy subsidiary in December 2007 is included with debt. Residual non-utility interest expense is included in Corporate & Other. Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

FPL Group, Inc. Condensed Consolidated Balance Sheets (millions) (unaudited)

June 30, 2008	Florida Power & Light	FPL Energy	Corporate & Other	FPL Group, Inc.

Property, Plant and Equipment
Electric utility plant in service and other property	$ 26,102	$ 13,275	$ 260	$ 39,637
Nuclear fuel	591	555	(1)	1,145
Construction work in progress	1,299	1,092	9	2,400
Less accumulated depreciation and amortization	(10,081)	(2,453)	(149)	(12,683)

Total property, plant and equipment - net	17,911	12,469	119	30,499

Current Assets
Cash and cash equivalents	287	122	15	424
Customer receivables, net of allowances	881	778	21	1,680
Other receivables, net of allowances	277	90	(19)	348
Materials, supplies and fossil fuel inventory - at avg. cost	695	396	5	1,096
Regulatory assets:
Deferred clause and franchise expenses	518	-	-	518
Securitized storm-recovery costs	61	-	-	61
Derivatives	-	-	-	-
Other	1	-	3	4
Derivatives	605	460	1	1,066
Other	172	237	(118)	291

Total current assets	3,497	2,083	(92)	5,488

Other Assets
Special use funds	2,393	932	-	3,325
Prepaid benefit costs	950	-	1,025	1,975
Other investments	7	270	165	442
Regulatory assets:
Securitized storm-recovery costs	730	-	-	730
Deferred clause expenses	-	-	-	-
Unamortized loss on reacquired debt	34	-	-	34
Other	76	-	21	97
Other	284	634	245	1,163

Total other assets	4,474	1,836	1,456	7,766

Total Assets	$ 25,882	$ 16,388	$ 1,483	$ 43,753

Capitalization
Common stock	$ 1,373	$ -	$ (1,369)	$ 4
Additional paid-in capital	4,318	6,203	(5,784)	4,737
Retained earnings	1,859	1,959	2,242	6,060
Accumulated other comprehensive income (loss)	-	(327)	140	(187)

Total common shareholders' equity	7,550	7,835	(4,771)	10,614
Long-term debt	5,328	2,920	3,809	12,057

Total capitalization	12,878	10,755	(962)	22,671

Current Liabilities
Commercial paper	323	-	1,103	1,426
Current maturities of long-term debt	262	290	625	1,177
Accounts payable	1,247	658	7	1,912
Customer deposits	552	7	-	559
Accrued interest and taxes	346	180	(52)	474
Regulatory liabilities:
Deferred clause and franchise revenues	10	-	-	10
Derivatives	977	-	-	977
Pension	-	-	24	24
Derivatives	12	876	-	888
Other	659	397	(156)	900

Total current liabilities	4,388	2,408	1,551	8,347

Other Liabilities and Deferred Credits
Asset retirement obligations	1,697	523	-	2,220
Accumulated deferred income taxes	2,952	659	171	3,782
Regulatory liabilities:
Accrued asset removal costs	2,114	-	-	2,114
Asset retirement obligation regulatory expense difference	770	-	-	770
Pension	-	-	678	678
Other	271	-	-	271
Derivatives	1	836	1	838
Other	811	1,207	44	2,062

Total other liabilities and deferred credits	8,616	3,225	894	12,735

Commitments and Contingencies

Total Capitalization and Liabilities	$ 25,882	$ 16,388	$ 1,483	$ 43,753

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

FPL Group, Inc. Condensed Consolidated Balance Sheets (millions) (unaudited)

December 31, 2007	Florida Power & Light	FPL Energy	Corporate & Other	FPL Group, Inc.

Property, Plant and Equipment
Electric utility plant in service and other property	$ 25,585	$ 12,398	$ 248	$ 38,231
Nuclear fuel	565	531	-	1,096
Construction work in progress	1,101	605	7	1,713
Less accumulated depreciation and amortization	(10,081)	(2,167)	(140)	(12,388)

Total property, plant and equipment - net	17,170	11,367	115	28,652

Current Assets
Cash and cash equivalents	63	157	70	290
Customer receivables, net of allowances	807	673	16	1,496
Other receivables, net of allowances	178	99	(52)	225
Materials, supplies and fossil fuel inventory - at avg. cost	583	268	6	857
Regulatory assets:
Deferred clause and franchise expenses	103	-	-	103
Securitized storm-recovery costs	59	-	-	59
Derivatives	117	-	-	117
Other	-	-	2	2
Derivatives	83	99	-	182
Other	260	150	38	448

Total current assets	2,253	1,446	80	3,779

Other Assets
Special use funds	2,499	982	1	3,482
Prepaid benefit costs	907	-	1,004	1,911
Other investments	7	227	157	391
Regulatory assets:
Securitized storm-recovery costs	756	-	-	756
Deferred clause expenses	121	-	-	121
Unamortized loss on reacquired debt	36	-	-	36
Other	72	-	23	95
Other	223	483	194	900

Total other assets	4,621	1,692	1,379	7,692

Total Assets	$ 24,044	$ 14,505	$ 1,574	$ 40,123

Capitalization
Common stock	$ 1,373	$ -	$ (1,369)	$ 4
Additional paid-in capital	4,318	5,139	(4,787)	4,670
Retained earnings	1,584	1,792	2,569	5,945
Accumulated other comprehensive income (loss)	-	(28)	144	116

Total common shareholders' equity	7,275	6,903	(3,443)	10,735
Long-term debt	4,976	2,873	3,431	11,280

Total capitalization	12,251	9,776	(12)	22,015

Current Liabilities
Commerical paper	842	-	175	1,017
Current maturities of long-term debt	241	654	506	1,401
Accounts payable	706	493	5	1,204
Customer deposits	531	7	1	539
Accrued interest and taxes	225	128	(2)	351
Regulatory liabilities:
Deferred clause and franchise revenues	18	-	-	18
Derivatives	-	-	-	-
Pension	-	-	24	24
Derivatives	182	107	-	289
Other	531	380	4	915

Total current liabilities	3,276	1,769	713	5,758

Other Liabilities and Deferred Credits
Asset retirement obligations	1,653	504	-	2,157
Accumulated deferred income taxes	2,716	935	170	3,821
Regulatory liabilities:
Accrued asset removal costs	2,098	-	-	2,098
Asset retirement obligation regulatory expense difference	921	-	-	921
Pension	-	-	696	696
Other	235	-	1	236
Derivatives	5	346	-	351
Other	889	1,175	6	2,070

Total other liabilities and deferred credits	8,517	2,960	873	12,350

Commitments and Contingencies

Total Capitalization and Liabilities	$ 24,044	$ 14,505	$ 1,574	$ 40,123

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

FPL Group, Inc. Condensed Consolidated Statements of Cash Flows (millions) (unaudited)

Six Months Ended June 30, 2008	Florida Power & Light	FPL Energy	Corporate & Other	FPL Group, Inc.

Cash Flows From Operating Activities
Net income (loss)	$ 325	$ 167	$ (34)	$ 458
Adjustments to reconcile net income (loss) to net
cash provided by (used in) operating activities:
Depreciation and amortization	395	274	8	677
Nuclear fuel amortization	50	41	-	91
Recoverable storm-related costs of FPL	72	-	-	72
Storm cost amortization	25	-	-	25
Unrealized (gains) losses on marked to market energy contracts	-	334	-	334
Deferred income taxes	339	(237)	(16)	86
Cost recovery clauses and franchise fees	(302)	-	-	(302)
Change in prepaid option premiums and derivative settlements	6	(10)	1	(3)
Equity in earnings of equity method investees	-	(40)	-	(40)
Distributions of earnings from equity method investees	-	34	-	34
Changes in operating assets and liabilities:
Customer receivables	(74)	(104)	(5)	(183)
Other receivables	(6)	13	(20)	(13)
Materials, supplies and fossil fuel inventory	(112)	(121)	-	(233)
Other current assets	(77)	(12)	8	(81)
Other assets	(48)	(34)	(23)	(105)
Accounts payable	545	113	2	660
Customer deposits	21	-	(1)	20
Margin cash collateral	442	85	-	527
Income taxes	(101)	42	(56)	(115)
Interest and other taxes	127	9	(7)	129
Other current liabilities	16	(33)	(14)	(31)
Other liabilities	(8)	(20)	7	(21)
Other - net	45	(3)	40	82

Net cash provided by (used in) operating activities	1,680	498	(110)	2,068

Cash Flows From Investing Activities
Capital expenditures of FPL	(1,161)	-	-	(1,161)
Independent power investments	-	(1,222)	-	(1,222)
Nuclear fuel purchases	(56)	(22)	-	(78)
Other capital expenditures	-	-	(13)	(13)
Proceeds from sale of securities in special use funds	760	387	-	1,147
Purchases of securities in special use funds	(806)	(395)	-	(1,201)
Proceeds from sale of other securities	-	-	57	57
Purchases of other securities	-	(35)	(63)	(98)
Other - net	-	39	-	39

Net cash provided by (used in) investing activities	(1,263)	(1,248)	(19)	(2,530)

Cash Flows From Financing Activities
Issuances of long-term debt	589	161	997	1,747
Retirements of long-term debt	(224)	(510)	(506)	(1,240)
Net change in short-term debt	(519)	-	928	409
Issuances of common stock	-	-	23	23
Dividends on common stock	-	-	(356)	(356)
Dividends & capital distributions from (to) FPL Group - net	(50)	1,064	(1,014)	-
Change in funds held for storm-recovery bond payments	12	-	-	12
Other - net	(1)	-	2	1

Net cash provided by (used in) financing activities	(193)	715	74	596

Net increase (decrease) in cash and cash equivalents	224	(35)	(55)	134
Cash and cash equivalents at beginning of period	63	157	70	290

Cash and cash equivalents at end of period	$ 287	$ 122	$ 15	$ 424

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

FPL Group, Inc. Condensed Consolidated Statements of Cash Flows (millions) (unaudited)

Six Months Ended June 30, 2007	Florida Power & Light	FPL Energy	Corporate & Other	FPL Group, Inc.

Cash Flows From Operating Activities
Net income (loss)	$ 337	$ 248	$ (30)	$ 555
Adjustments to reconcile net income (loss) to net
cash provided by (used in) operating activities:
Depreciation and amortization	382	214	8	604
Nuclear fuel amortization	42	24	-	66
Recoverable storm-related costs of FPL	(7)	-	-	(7)
Storm cost amortization	42	-	-	42
Unrealized (gains) losses on marked to market energy contracts	-	117	-	117
Deferred income taxes	130	159	13	302
Cost recovery clauses and franchise fees	50	-	-	50
Change in prepaid option premiums and derivative settlements	67	21	(1)	87
Equity in earnings of equity method investees	-	(31)	-	(31)
Distribution of earnings from equity method investees	-	112	-	112
Changes in operating assets and liabilities:
Customer receivables	5	(162)	3	(154)
Other receivables	(22)	15	8	1
Materials, supplies and fossil fuel inventory	(50)	22	(1)	(29)
Other current assets	(75)	(2)	9	(68)
Other assets	(46)	(6)	(30)	(82)
Accounts payable	100	81	2	183
Customer deposits	17	-	-	17
Margin cash collateral	79	43	-	122
Income taxes	82	(24)	(246)	(188)
Interest and other taxes	112	11	(8)	115
Other current liabilities	(1)	(27)	(11)	(39)
Other liabilities	(11)	(37)	29	(19)
Other - net	51	27	16	94

Net cash provided by (used in) operating activities	1,284	805	(239)	1,850

Cash Flows From Investing Activities
Capital expenditures of FPL	(878)	-	-	(878)
Independent power investments	-	(707)	-	(707)
Nuclear fuel purchases	(56)	(43)	-	(99)
Other capital expenditures	-	-	(20)	(20)
Proceeds from sale of securities in special use funds	1,182	107	-	1,289
Purchases of securities in special use funds	(1,346)	(116)	-	(1,462)
Proceeds from sale of other securities	-	-	38	38
Purchases of other securities	-	-	(26)	(26)
Other - net	1	12	13	26

Net cash provided by (used in) investing activities	(1,097)	(747)	5	(1,839)

Cash Flows From Financing Activities
Issuances of long-term debt	935	691	441	2,067
Retirements of long-term debt	(250)	(109)	(1,075)	(1,434)
Net change in short-term debt	239	-	(467)	(228)
Issuances of common stock	-	-	27	27
Dividends on common stock	-	-	(326)	(326)
Dividends & capital distributions from (to) FPL Group - net	(1,100)	(566)	1,666	-
Change in funds held for storm-recovery bond payments	(4)	-	-	(4)
Other - net	-	(16)	6	(10)

Net cash provided by (used in) financing activities	(180)	-	272	92

Net increase (decrease) in cash and cash equivalents	7	58	38	103
Cash and cash equivalents at beginning of period	64	92	464	620

Cash and cash equivalents at end of period	$ 71	$ 150	$ 502	$ 723

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

FPL Group, Inc. Earnings Per Share Contributions (assuming dilution) (unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year-To-Date

FPL Group - 2007 Earnings Per Share	$ 0.38	$ 1.01			$ 1.39

Florida Power & Light - 2007 Earnings Per Share	0.32	0.53			0.84
Customer growth	0.01	0.01			0.02
Usage due to weather	-	0.06			0.06
Underlying usage growth and price mix	-	(0.02)			(0.02)
Base rate adjustment for Turkey Point Unit No. 5	0.04	-			0.04
O&M expense	(0.06)	(0.01)			(0.08)
Depreciation expense	(0.01)	(0.01)			(0.02)
AFUDC	(0.01)	0.01			-
Interest expense (gross)	(0.01)	(0.01)			(0.02)
Share dilution	-	-			-
Other	(0.01)	(0.02)			(0.01)

Florida Power & Light - 2008 Earnings Per Share	0.27	0.54			0.81

FPL Energy - 2007 Earnings Per Share	0.11	0.51			0.62
New investments	0.08	0.11			0.19
Existing assets	0.03	-			0.03
Asset optimization and trading	0.03	(0.04)			(0.01)
Non-qualifying hedges impact	0.19	(0.54)			(0.35)
Change in other than temporary impairment losses - net	(0.01)	(0.02)			(0.02)
Share dilution	-	-			-
Other, including interest expense	(0.02)	(0.01)			(0.04)

FPL Energy - 2008 Earnings Per Share	0.41	0.01			0.42

Corporate and Other - 2007 Earnings Per Share	(0.05)	(0.03)			(0.07)
FPL FiberNet	-	-			-
Share dilution	-	(0.01)			(0.01)
Other, including interest expense	(0.01)	0.01			(0.01)

Corporate and Other - 2008 Earnings Per Share	(0.06)	(0.03)			(0.09)

FPL Group - 2008 Earnings Per Share	$ 0.62	$ 0.52			$ 1.14

The sum of the quarterly amounts may not equal the total for the year due to rounding.

FPL Group, Inc. Schedule of Total Debt and Equity (millions) (unaudited)

June 30, 2008	Per Books	Adjusted [1]

Long-term debt, including current maturities, and
commercial paper
Junior Subordinated Debentures[2]	$ 2,009	$ 850
Project debt:
Natural gas-fired assets	298
Wind assets	2,012
Hydro assets	700
Storm Securitization Debt	628
Debt with partial corporate support:
Natural gas-fired assets	-
Other long-term debt, including current maturities, and
commercial paper[3]	9,013	9,013

Total debt	14,660	9,863
Junior Subordinated Debentures[2]		1,159
Common shareholders' equity	10,614	10,614

Total capitalization, including debt due within one year	$ 25,274	$ 21,636

Debt ratio	58%	46%

December 31, 2007	Per Books	Adjusted [1]

Long-term debt, including current maturities, and
commercial paper
Junior Subordinated Debentures[2]	$ 2,009	$ 850
Project debt:
Natural gas-fired assets	320
Wind assets	1,903
Hydro assets	700
Storm Securitization Debt	652
Debt with partial corporate support:
Natural gas-fired assets	335
Other long-term debt, including current maturities, and
commercial paper[3]	7,779	7,779

Total debt	13,698	8,629
Junior Subordinated Debentures[2]		1,159
Common shareholders' equity	10,735	10,735

Total capitalization, including debt due within one year	$ 24,433	$ 20,523

Debt ratio	56%	42%

1 Ratios exclude impact of imputed debt for purchase power obligations
2 Adjusted to reflect preferred stock characteristics of these securities (preferred trust securities and junior subordinated debentures)
3 Includes premium and discount on all debt issuances

FPL Group, Inc. Long-Term Debt and Commercial Paper Schedule as of June 30, 2008
(millions)
(unaudited)
Type of Debt	Interest Rate (%)	Maturity Date	Total Debt	Current Portion	Long-Term Portion

Long-Term:
Florida Power & Light
First Mortgage Bonds:
First Mortgage Bonds	5.875	04/01/09	225	225	-
First Mortgage Bonds	4.850	02/01/13	400	-	400
First Mortgage Bonds	5.850	02/01/33	200	-	200
First Mortgage Bonds	5.950	10/01/33	300	-	300
First Mortgage Bonds	5.625	04/01/34	500	-	500
First Mortgage Bonds	5.650	02/01/35	240	-	240
First Mortgage Bonds	4.950	06/01/35	300	-	300
First Mortgage Bonds	5.400	09/01/35	300	-	300
First Mortgage Bonds	6.200	06/01/36	300	-	300
First Mortgage Bonds	5.650	02/01/37	400	-	400
First Mortgage Bonds	5.850	05/01/37	300	-	300
First Mortgage Bonds	5.550	11/01/17	300	-	300
First Mortgage Bonds	5.950	02/01/38	600	-	600
Total First Mortgage Bonds			4,365	225	4,140

Revenue Refunding Bonds:
Miami-Dade Solid Waste Disposal	VAR	02/01/23	15	-	15
St. Lucie Solid Waste Disposal	VAR	05/01/24	79	-	79
Total Revenue Refunding Bonds			94	-	94
Pollution Control Bonds:
Dade	VAR	04/01/20	9	-	9
Martin	VAR	07/15/22	96	-	96
Jacksonville	VAR	09/01/24	46	-	46
Manatee	VAR	09/01/24	16	-	16
Putnam	VAR	09/01/24	4	-	4
Jacksonville	VAR	05/01/27	28	-	28
St. Lucie	VAR	09/01/28	242	-	242
Jacksonville	VAR	05/01/29	52	-	52
Total Pollution Control Bonds			493	-	493
Industrial Bonds:
Dade	VAR	06/01/21	46	-	46
Total Industrial Bonds			46	-	46
Storm Securitization Bonds					-
Storm Securitization Bonds	5.053	02/01/11	100	37	63
Storm Securitization Bonds	5.044	08/01/13	140	-	140
Storm Securitization Bonds	5.127	08/01/15	100	-	100
Storm Securitization Bonds	5.256	08/01/19	288	-
Total Storm Securitization Bonds			628	37	591
Unamortized discount			(36)	-	(36)
TOTAL FLORIDA POWER & LIGHT			5,590	262	5,328
FPL Group Capital
Debentures:
Debentures	7.375	06/01/09	225	225	-
Debentures	7.375	06/01/09	400	400	-
Debentures	5.625	09/01/11	600	-	600
Debentures (Junior Subordinated)	5.875	03/15/44	309	-	309
Debentures (Junior Subordinated)	6.600	10/01/66	350	-	350
Debentures (Junior Subordinated)	6.350	10/01/66	350	-	350
Debentures (Junior Subordinated)	6.650	06/15/67	400	-	400
Debentures (Junior Subordinated)	7.300	09/01/67	250	-	250
Debentures (Junior Subordinated)	7.450	09/01/67	350	-	350
Debentures	5.350	06/01/13	250	-	250
Floating Debenture	VAR	06/01/11	250	-	250
Total Debentures			3,734	625	3,109
Term Loans
Term Loans	VAR	06/09/09	200	-	200
Term Loans	VAR	03/25/11	100	-	100
Term Loans	VAR	03/27/11	100	-	100
Term Loans	VAR	04/25/09	100	-	100
Term Loans	VAR	03/25/11	200	-	200
Total Term Loans			700	-	700
Fair value swaps			3	-	3
Unamortized discount			(2)	-	(2)
FPL Energy
Senior Secured Bonds:
Senior Secured Bonds	6.876	06/27/17	77	11	66
Senior Secured Bonds	6.125	03/25/19	80	9	71
Senior Secured Bonds	6.639	06/20/23	258	30	228
Senior Secured Bonds	5.608	03/10/24	306	23	283
Senior Secured Bonds	7.260	07/20/15	125	-	125
Senior Secured Bonds	6.310	07/10/17	290	-	290
Senior Secured Bonds	6.610	07/10/27	35	-	35
Senior Secured Bonds	6.960	07/10/37	250	-	250
Total Senior Secured Bonds			1,421	73	1,348
Senior Secured Notes	7.520	06/30/19	204	15	189
Senior Secured Notes	7.110	06/28/20	94	6	88
Limited-recourse Senior Secured Notes	7.510	07/20/21	18	1	17
Senior Secured Notes	6.665	01/10/31	172	10	162
Credit Facility	VAR	06/26/11	153	-	153
Other Debt:
Other Debt	8.450	11/30/12	44	9	35
Other Debt	VAR	12/31/17	88	11	77
Other Debt	8.010	12/31/18	2	-	2
Other Debt	Part fixed & VAR	11/30/19	226	22	204
Other Debt	VAR	01/31/22	560	101	459
Other Debt	VAR	12/31/12	226	42	184
Total Other Debt			1,146	185	961
Unamortized discount			1	-	1
TOTAL FPL ENERGY			3,209	290	2,919
Commercial Paper:
FPL			323	323	-
Capital			1,103	1,103	-
TOTAL FPL GROUP CAPITAL		8,747		2,018	6,729
TOTAL FPL GROUP, INC.			$ 14,660	$ 2,603	$ 12,057

May not agree to financial statements due to rounding.
Florida Power & Light Company
Statistics
(unaudited)

	Quarter		Year to Date

Periods Ended June 30	2008	2007	2008	2007

Energy sales (million kwh)
Residential	13,345	12,719	24,782	24,374
Commercial	11,335	11,013	22,053	21,627
Industrial	912	939	1,845	1,920
Public authorities	133	146	271	292
Electric utilities	261	382	478	722
Increase (decrease) in unbilled sales	1,491	1,552	946	759
Interchange power sales	289	366	1,017	1,193

Total	27,766	27,117	51,392	50,887

Average price (cents/kwh) [1]
Residential	11.31	11.34	11.28	11.34
Commercial	9.94	10.01	9.94	10.03
Industrial	8.35	8.46	8.32	8.58
Total	10.60	10.59	10.57	10.60

Average customer accounts (000's)
Residential	3,999	3,980	3,999	3,973
Commercial	500	492	500	490
Industrial	14	20	14	20
Other	3	3	3	3

Total	4,516	4,495	4,516	4,486

End of period customer accounts (000's)
Residential	3,997	3,981	N/A	N/A
Commercial	501	494	N/A	N/A
Industrial	13	19	N/A	N/A
Other	3	3	N/A	N/A

Total	4,514	4,497	N/A	N/A

1 Excludes interchange power sales, net change in unbilled revenues, deferrals under cost recovery clauses and any provision for refund.

	2008	Normal	2007

Three Months Ended June 30
Cooling degree-days	580	487	468
Heating degree-days	7	5	8
Six Months Ended June 30
Cooling degree-days	666	539	544
Heating degree-days	103	208	142

Cooling degree days for the periods above use a 72 degree base temperature and heating degree days use a 66 degree base temperature.